UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 6, 2011

BROOKLYN FEDERAL BANCORP, INC.
(Exact name of Registrant as Specified in Charter)

FEDERAL	000-51208	20-2659598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Court Street Brooklyn, New York 11201
(Address of principal executive offices)

(718) 855-8500
(Registrant’s telephone number, including area code) Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On June 6, 2011, Brooklyn Federal Bancorp, Inc. (the “Company”) announced that Gregg J. Wagner has been appointed to the Boards of Directors of the Company, its subsidiary, Brooklyn Federal Savings Bank (the “Bank”) and BFS Bancorp, MHC (“MHC”), the majority stockholder of the Company.  The Office of Thrift Supervision approved the appointment of Mr. Wagner to the Boards of Directors of the Company, the Bank and MHC on June 6, 2011.  Mr. Wagner was appointed to a term that expires at the next annual meeting of stockholders.  Mr. Wagner has served as President and Chief Executive Officer of the Company, the Bank and MHC since May 23, 2011.  Mr. Wagner has also been appointed to the Executive Committee of each of the Boards of Directors, the Bank’s Branch & Marketing Committee and the Company’s Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 9, 2011	BROOKLYN FEDERAL BANCORP, INC.

	By:	/s/ Gregg J. Wagner
Gregg J. Wagner
President and Chief Executive Officer